UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2009
AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)
Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2850 W. Horizon Ridge Parkway Suite 200, Henderson NV		89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		702-430-4789
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “American Lithium” mean American Lithium Minerals Inc., a Nevada corporation, unless otherwise indicated.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously announced on our Current Report on Form 8-K filed on May 6, 2009, we entered into a letter of intent GeoXplor Corp., a private Nevada company, whereby we negotiated an option to acquire a 100% interest in 89 unpatented mining claims located in Esmeralda County, Nevada, as more particularly described in Exhibit "A" to the attached purchase agreement (the “Esmeralda Property”).  The Esmeralda Property is located approximately 25 miles east of the Nevada-California border, 35 miles southwest of Tonopah, Nevada.

On June 12, 2009, we entered into a definitive property purchase agreement with GeoXplor Corp. for the acquisition of the Esmeralda Property.  The closing of the transaction occurred on June 15, 2009.

We have acquired an option entitling us to acquire certain legal and beneficial interests in and to the Esmeralda Property, and to participate in the further exploration and, if deemed warranted, the development of the Esmeralda Property.

In order for us to earn and acquire the 100% interest in the Esmeralda Property, we are required to:

(i)

make the following payments to GeoXplor Corp.:

(1)

an initial payment of $5,000 upon the execution of the letter of intent, which has been paid by us;

(2)

a further $56,000 on the execution of a definitive purchase agreement (the “Effective Date”), which has been paid by us;

(3)

a further $18,000.00 upon presentation of a receipt for payment of the filing and claim maintenance fees to the Nevada State Office of the Bureau of Land Management for the filing of 36 “AF” placer claims;

(4)

a further $35,000 on or before the first anniversary of the Effective Date;

(5)

a further $50,000 on or before the second anniversary of the Effective Date;

(6)

a further $100,000 on or before the third anniversary of the Effective Date;

(7)

a further $100,000 on or before the fourth anniversary of the Effective Date;

(ii)

incurring the following expenditures on the Esmeralda Property:

(1)

$100,000 on or before the first anniversary of the Effective Date;

(2)

an additional $200,000 on or before the second anniversary of the Effective Date;

(3)

an additional $500,000on or before the third anniversary of the Effective Date; and

(4)

an additional $1,200,000 on or before the fourth anniversary of the Effective Date;

(iii)

issuing the following shares of our common stock to GeoXplor Corp.:

(1)

250,000 shares of our common stock on the Effective Date, which are currently being issued by us;

(2)

a further 250,000 shares of our common stock on or before the first anniversary of the Effective Date; and

(3)

a further 250,000 shares of our common stock on or before the second anniversary of the Effective Date.

The acquisition of the Esmeralda Property is subject to a 3% royalty in respect of the sale or disposition of lithium carbonate or other lithium compounds.  We have the option to acquire up to 2% of the royalty, in whole percentage points, for $1,000,000 for each 1%.

In the event that our company, one of our assignees or one of our joint venture partners: (i) delivers to our board of directors or applicable other management a feasibility study recommending mining of lithium carbonate or other lithium compound from the Esmeralda Property and such board authorizes implementation of a mining plan, or (ii) sells, options, assigns, disposes or otherwise alienates all or a portion of its interest in the Esmeralda Property, we shall pay GeoXplor Corp. an additional bonus of $500,000 in cash or shares of our company.  The election to obtain cash or shares of our company shall be at the sole election of GeoXplor Corp.

Because we were a shell company before our acquisition of the Property, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage mineral exploration company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 3.

BUSINESS

General Overview

We were incorporated under the laws of the State of Nevada on March 10, 2005 under the name “Nugget Resources Inc.”. On March 20, 2009, we changed our name from “Nugget Resources Inc.” to “American Lithium Minerals Inc.”.

On August 17, 2005, we acquired a 100% undivided right, title and interest in a 524.728 hectacre mineral claim, located in the Similkameen Mining Division of British Columbia, Canada, known as the Raven property, for a cash payment of $4,000.  During our year ended September 30, 2006, we paid $5,000 for exploration work on the Raven property.

During our year ended September 30, 2006, we were unable to keep the mineral claim representing the Raven property in good standing due to lack of funding and our interest in the property lapsed. As a result, we investigated several other business opportunities to enhance shareholder value, and continued to focus on the resource sector.

Effective March 20, 2009, we have changed our name from “Nugget Resources Inc.” to “American Lithium Minerals Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective March 20, 2009 we effected a four (4) for one (1) forward stock split of our issued and outstanding common stock. As a result, our issued and outstanding share capital has increased from 12,000,000 shares of common stock to 48,000,000 shares of common stock.

On June 12, 2009, we entered into a definitive property purchase agreement with GeoXplor Corp. for the acquisition of the Esmeralda Property.  The closing of the transaction occurred on June 15, 2009.

On July 14, 2009, we issued 1,250,000 units in a private placement, raising gross proceeds of $450,000, or $0.36 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant.  Each common share purchase warrant is non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.50. We issued all of the securities to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Effective July 15, 2009, Peter Sorel resigned as a director of our company. Our board of directors now consists of Matthew Markin and Dave Clarke.

Business Subsequent to the Closing of the Property Purchase Agreement

We are an exploration stage mining company engaged in the exploration of minerals, with a focus on lithium projects, on a property located in Nevada.

Our current operational focus is to conduct exploration activity on our Esmeralda Property and to complete the terms of the mineral property purchase agreement.

Esmeralda Property

On June 15, 2009, we closed the property purchase agreement with GeoXplor Corp. and have the option to acquire a 100% interest, subject to a 3% royalty in respect of Lithium Carbonate production and all other ores or minerals mined or extracted from the property, in 88 unpatented mining claims situated between Clayton Peak and Montezuma Peak in Esmeralda County, Nevada.  The Montezuma Mineral claims are located in Esmeralda County, Nevada. The three claim blocks are situated approximately 25 miles east of the Nevada-California border, 35 miles southwest of Tonopah, Nevada.

Pursuant to the terms of the property purchase agreement we have agreed to pay to GeoXplor Corp. an aggregate of $363,500 over four years, issuing to GeoXplor an aggregate 750,000 restricted shares of our common stock and incurring expenditures on exploration of the property of not less than an aggregate $2,000,000 over 4 years.  We may may, at any time, accelerate any of the cash payments, share issuances or expenditures and can also satisfy the expenditures requirement by delivering a pre-feasibility.

To date, we have paid $74,000 and issued 250,000 restricted shares of our common stock to GeoXplor Corp. The property purchase agreement is currently in good standing.

For detail description of the terms of the Esmeralda Property purchase agreement, please see the section entitled “ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS” above.

The Esmeralda property is comprised of approximately 16,000 acres in close proximity to major support centers and a local trained workforce.

The unpatented placer mining claims described below constitute the Esmeralda Property.  The mining claims are situated in Esmeralda County, Nevada, the names of which, the serial numbers assigned by the Nevada State Office of the Bureau of Land Management and the book and page of recording of the location notices thereof in the office of the Clerk-Recorder of Esmeralda County, Nevada, are as follows:

Claim Name	NMC#	Book	Page
PMP 17	1003655	271	31
PMP 18	1003656	271	33
PMP 19	1003657	271	35
PMP 20	1003658	271	37
PMP 21	1003659	271	39
PMP 22	1003660	271	41
PMP 23	1003661	271	43
PMP 24	1003662	271	45
PMP 25	1003663	271	47
PMP 26	1003664	271	49
PMP 27	1003665	271	51
PMP 28	1003666	271	53
PMP 29	1003667	271	55
PMP 30	1003668	271	57
PMP 31	1003669	271	59
PMP 32	1003670	271	61
PMP 33	1003671	271	63
PMP 34	1003672	271	65
PMP 35	1003673	271	67
PMP 36	1003674	271	69

PMP 37	1003675	271	71
PMP 38	1003676	271	73
PMP 39	1003677	271	75
PMP 40	1003678	271	77
PMP 41	1003679	271	79
PMP 42	Pending	271	81
CR 1	1003680	271	1
CR 2	1003681	271	3
CR 3	1003682	271	5
CR 4	1003683	271	7
CR 5	1003684	271	9
CR 6	1003685	271	11
CR 7	1003686	271	13
CR 8	1003687	271	15
CR 9	1003688	271	17
CR 10	1003689	271	19
CR 11	1003690	271	21
CR 12	1003691	271	23
CR 13	1003693	271	25
CR 14	1003694	271	27
CR 15	1003692	271	29
AF 1	1003695	270	412
AF 2	1003696	270	414
AF 3	1003697	270	416
AF 4	1003698	270	418
AF 5	1003699	270	420
AF 6	1003700	270	422
AF 7	1003701	270	424
AF 8	1003702	270	426
AF 9	1003703	270	428
AF 10	1003704	270	430
AF 11	1003705	270	432
AF 12	1003706	270	434
AF 13
AF 14
AF 15
AF 16
AF 17
AF 18
AF 19
AF 20
AF 21
AF 22
AF 23
AF 24
AF 25
AF 26
AF 27
AF 28
AF 29
AF 30
AF 31
AF 32
AF 33
AF 34
AF 35
AF 36

AF 37
AF 38
AF 39
AF 40
AF 41
AF 42
AF 43
AF 44
AF 45
AF 46
AF 47

Regional Geology

The Clayton Valley-Montezuma range is underlain by a thick body of tuffaceous sediments, ranging from upper Miocene to Pliocene in age. The volcanic sequence has been named the Esmeralda formation and consists of approximately 15,000 feet of lucustrine volcanic sediments which include poorly sorted conglomerates and sandstones, limestone, mudstones and tuffaceous units. Fossils suggest a relatively fresh environment of deposition.

Two major volcanic events were recorded in the Tertiary sediments. An early Pliocene volcanic episode is represented by a single welded tuff unit with an age of 22 million years and is exposed on the northern end of the Silver Peak Range. The tuff was ejected prior to the block faulting that disturbed the drainage of the Silver Peak region and created several closed basins into which the lower part of the Esmeralda formation was deposited.

A second period of volcanic eruptions with major faulting occurred during the middle Pliocene and resulted in the deformation of the lower Esmeralda sediments creating an angular unconformity. The oldest sediments above the unconformity were assigned to the upper Esmeralda unit and have been dated at 6.9 million years. The widespread ash fall tuff that crops out around Clayton Valley and the Montezuma peak area has the same age as the upper Esmeralda sediments (6.9 million years) and has been subjected to major faulting which created the present topography.

The uplift of the Sierra Nevada at the beginning of the Pleistocene caused the climate of the Basin and Range Province to become generally arid. Pluvial periods, correlative with the glacial stages in the highlands, resulted in increased runoff and formation of temporary lakes in the basins. The interpluvial periods were more arid and led to the concentration of the lake waters the remnants of which are the lithium rich evaporities.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our property. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our property if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our property.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the last fiscal year.

Employees

Currently, we do not have any employees. Our directors and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Associated With Mining

Our property is in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on our property in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite exploration work on our mineral property, we have not established that it contains any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral property or for the construction and operation of a mine on our property at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral property.

If we establish the existence of a mineral resource on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource property or from the extraction and sale of metals such as lithium. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our property if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties since August 2005 and we have not yet located any mineral reserve. As a result, we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral property, to search for additional business opportunities and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral property contains any mineral reserve or, if it does that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our property. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our property, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. We had cash in the amount of $751 as of March 31, 2009. At March 31, 2009, we had working capital deficit of $78,707. We incurred a net loss of $27,243 for the six month period ended March 31, 2009 and $142,607 since inception. We estimate our average monthly operating expenses to be approximately $5000 to $10000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated December 12, 2008, to comment about our company’s ability to continue as a going concern.  Management has plans to seek additional capital through a private placement and public offering of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.” We continue to experience net operating losses.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Over the next 12 months we anticipate that we will incur the following operating expenses:

$
General and Administrative Expenses	25,000
Property Payments due to GeoXplor Corp. as per the Property Purchase Agreement for the Esmeralda Property	18,000
Exploration expenditures on the Esmeralda Property as per the Property Purchase Agreement for the Esmeralda Property	100,000

Professional fees	50,000
Total	193,000

Results of Operations for the Years Ended September 30, 2008 and 2007

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended September 30, 2008 and 2007 which are included herein.

Our operating results for the years ended September 30, 2008 and 2007, and the changes between those periods for the respective items are summarized as follows:

		Year Ended September 30, 2008 (audited)		Year Ended September 30, 2007 (audited)		Change Between Year Ended September 30, 2008 and September 30, 2007
Revenue	$	Nil	$	Nil	$	Nil
Mineral Property Expenditures		Nil		Nil		Nil
General and Administrative		24,613		14,820		9,793
Management Fees		12,000		12,000		Nil
Rent Expense		2,800		2,400		400
Net loss		39,413		29,220		10,193

Liquidity and Financial Condition

Working Capital

	Year Ended September 30, 2008 (audited)	Year Ended September 30, 2007 (audited)	Change Between Year Ended September 30, 2008 and September 30, 2007
Current Assets	$704	$Nil	$704
Current Liabilities	$52,168	$23,151	$29,017
Working Capital (deficit)	$(51,464)	$(23,151)	$(28,313)

Cash Flows

	Year Ended September 30, 2008 (audited)	Year Ended September 30, 2007 (audited)	Change Between Year Ended September 30, 2008 and September 30, 2007
Cash Flows provided by Operating Activities	$(33,263)	$(13,444)	$(19,819)
Cash Flows provided by Investing Activities	$Nil	$Nil	$Nil
Cash Flows provided by Financing Activities	$33,967	$11,201	$22,766
Net Increase (Decrease) in Cash During Period	$704	$(2,243)	$2,947

At September 30, 2008, our total assets were $704, which consisted solely of cash and cash equivalents of $704 (2007: $Nil).

The principal components of the loss for the year ended September 30, 2008 were mineral property expenditures and management fees.

Results of Operations for the Periods Ended March 31, 2009 and 2008

Three Months Ended March 31, 2009 and 2008

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2009 and 2008.

Our operating results for the three months ended March 31, 2009 and 2008 and the changes between those periods for the respective items are summarized as follows:

		Three Months Ended March 31, 2009		Three Months Ended March 31, 2008		Change Between Three Months Ended March 31, 2009 and March 31, 2008
Revenue	$	Nil	$	Nil	$	Nil
Mineral Property Expenditures		Nil		Nil		Nil
General and Administrative		15,185		5,573		9,612
Management Fees		3,000		3,000		Nil
Rent Expense		Nil		600		(600)

Net loss	18,185	9,173	9,012

Six Months Ended March 31, 2009 and 2008

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the six months ended March 31, 2009 and 2008.

Our operating results for the six months ended March 31, 2009 and 2008 and the changes between those periods for the respective items are summarized as follows:

		Six Months Ended March 31, 2009		Six Months Ended March 31, 2008		Change Between Six Months Ended March 31, 2009 and March 31, 2008
Revenue	$	Nil	$	Nil	$	Nil
Mineral Property Expenditures		Nil		Nil		Nil
General and Administrative		21,243		11,639		9,604
Management Fees		6,000		6,000		Nil
Rent Expense		Nil		1,200		(1,200)
Net loss		27,243		18,839		8,404

Liquidity and Financial Condition

Working Capital

	March 31, 2009 (unaudited)	September 30, 2008 (audited)	Change between March 31, 2009 and September 30, 2008
Current Assets	$751	$704	$47
Current Liabilities	$79,458	$52,168	$27,290
Working Capital (deficit)	$(78,707)	$(51,464)	$(27,243)

Cash Flows

	Six Months Ended March 31, 2009 (unaudited)	Six Months Ended March 31, 2008 (unaudited)	Change between period ended March 31, 2009 and March 31, 2008
Cash Flows provided by Operating Activities	$(25,519)	$(13,290)	$(12,229)
Cash Flows provided by Investing Activities	$Nil	$Nil	$Nil
Cash Flows provided by Financing Activities	$25,566	$13,799	$11,767
Net Increase (Decrease) in Cash During Period	$47	$509	$(462)

At March 31, 2009, our total assets were $751, which solely consisted of cash and cash equivalents of $751 (2008: $704).

The principal components of the loss for the six months ended March 31, 2009 were general and administrative expenses and management fees.

PROPERTIES

Mineral Properties

Property held by us: As of the date of this current report on Form 8-K, we hold the Esmeralda Property. For a detailed description of this property, please see the section entitled “Business” above.

Executive Offices

As of the date of this current report, our executive, administrative, and operating offices are located at 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89052. We lease approximately100 square feet at a cost of $300 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 4, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mathew Markin President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director 1914 Cordova Road, Suite 116, Fort Lauderdale, Florida 33316	22,000,000	44.444%
Dave Clarke Director 46 Meadow Pt, Dr RR1 De Winton, AB T0L 0X0	4,000,000	8.081%
Directors and Executive Officers as a Group(1)	26,000,000 common shares	52.525%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 4, 2009.  As of August 4, 2009, there were 49,500,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mathew Markin	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	44	May 13, 2008
Dave Clark	Director	50	May 13, 2009

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mathew Markin

Mr. Mathew Markin has acted as our President, Chief Executive Officer, Secretary and Treasurer since May 13, 2008.  He holds graduate degrees in science from Capilano College and the University of British Columbia.

Mr. Markin specializes in forecasting, projection and market analysis, research and development.  Mr. Markin has served on the boards of numerous public and private companies, including firms in mining and exploration, finance, information technology, medical, banking and real estate.  The latest project Mr. Markin was involved is a company called China Valves and Technology, Inc. The company through its subsidiaries, focuses on the development, manufacture and sales of metal valves for the electricity, petroleum, chemical, water, gas and metal industries in the People’s Republic of China. Mr. Markin was the president and sole director of the public company at the time of the reverse merger. China Valve Technology Inc. went on to raise $32,000,000 and has gross revenues in excess of $70,000,000.

Mr. Markin has been responsible for raising over $100,000,000 for small to medium size companies in the public sector and the private sector. Prior to Mr. Markin founding The Markin Investment Group he was president of the Markin Development Corporation, a major player in the Canadian real estate and construction industry responsible for projects across western Canada. Since 1999 Mr. Markin has served as president of The Markin Investment Group.

Dave Clark

Mr. Clarke is a businessman from Calgary, Alberta, Canada.  Mr. Clarke was a driving force behind the start-up of Maple Leaf Reforestation Inc., a publicly traded company on the Toronto Venture Stock Exchange During his 4-year term as Chairman, President & CEO, a Reverse Take Over Offer was completed and over $3,000,000 CDN was raised for the company. The company built their first major 110,000 square foot greenhouse structure in China. This allowed the company to begin the revenue process and striving of doing business in China.

Mr. Clarke has a strong business background in starting private companies as well as operating and owing profitable companies over the last 25 years.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business,  securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)

our principal executive officer;

(b)

each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended September 30, 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended September 30, 2008, who we will collectively refer to as our named executive officers, of our company for the years ended September 30, 2008, and 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Mathew Markin, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (1)	2008 2007	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	4,000 N/A	4,000 N/A
Peter Sorel, Director(2)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	8,000 12,000	8,000 12,000
Dave Clark, Director(3)	2008 2007	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

(1)

Mr. Markin was appointed the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director of our company on May 13, 2008.

(2)

Mr. Sorel resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on May 13, 2008.  Effective July 15, 2009, Mr. Sorel resigned as a director of our company.

(3)

Mr. Clark was appointed as a director of our company on May 13, 2009.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at September 30, 2008, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended September 30, 2008.

Options Grants in the Year Ended September 30, 2008

During the year ended September 30, 2008, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended September 30, 2008 and Year End Option Values

There were no stock options exercised during the year ended September 30, 2008 and no stock options held by our executive officers at the end of the year ended September 30, 2008.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended September 30, 2008.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended September 30, 2008, we did not pay any compensation or grant any stock options to our directors.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Corporate Governance

We currently act with two directors, consisting of Mathew Markin and Dave Clark.  We have determined that Dave Clark is an “independent directors” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently trading on the OTC Bulletin Board under the Symbol “AMLM.OB”. Our shares of common stock were initially approved for quotation on the OTC Bulletin Board on November 27, 2006 under the name “Nugget Resources Inc.” under the symbol, “NUGR”. On March 20, 2009, we changed our name to “American Lithium Minerals Inc.” and our trading symbol was changed to our current trading symbol, “AMLM.OB”. There has been intermittent trading in our shares of common stock on the OTC Bulletin Board since we were approved for quotation. The most recent trade took place on June 24, 2009 at a price of $0.38 per share.

Our shares of common stock are issued in registered form.  The registrar and transfer agent for our shares of common stock is Island Stock Transfer Inc. 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701 (Telephone: 727.289.0010; Facsimile: 727.289.0069).

On August 4, 2009, the list of stockholders for our shares of common stock showed 5 registered stockholders and 49,500,000 shares of common stock outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future.  Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On March 15, 2005, a total of 5,000,000 restricted shares of our common stock were sold to David Matzele, a former officer and director, in exchange for $.001 par per share, for a total of $5,000 in cash. The transactions was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

On April 5, 2005, we closed a private placement consisting of 4,000,000 shares of our common stock at a price of $0.001 per share for aggregate gross proceeds of $4,000.  We issued the 4,000,000 shares to 8 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On April 13, 2005, we closed a private placement consisting of 675,000 shares of our common stock at a price of $0.01 per share for aggregate gross proceeds of $675.  We issued the 675,000 shares to 9 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On April 21, 2005, we closed a private placement consisting of 825,000 shares of our common stock at a price of $0.01 per share for aggregate gross proceeds of $825.  We issued the 825,000 shares to 11 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On June 17, 2008, a total of 1,500,000 restricted shares of our common stock were sold to Mathew Markin, an officer and director, in exchange for $.001 par per share, for a total of $1,500 in cash. The transactions was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

In connection with the closing of the property purchase agreement, on July 14, 2009 we issued 250,000 restricted shares of our common stock to GeoXplor Corp.  These shares of our common stock were issued in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

On July 14, 2009, we issued 1,250,000 units in a private placement, raising gross proceeds of $450,000, or $0.36 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant.  Each common share purchase warrant is non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.50. We issued all of the securities to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 4, 2009, there were 49,500,000 shares of our common stock issued and outstanding that are held by 5 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLSOURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the property purchase agreement, on July 14, 2009 we issued 250,000 restricted shares of our common stock to GeoXplor Corp.  These shares of our common stock were issued in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

On July 14, 2009, we issued 1,250,000 units in a private placement, raising gross proceeds of $450,000, or $0.36 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant.  Each common share purchase warrant is non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.50. We issued all of the securities to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on March 23, 2006).
3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on March 23, 2006).
3.3*	Certificate of Amendment filed with the Secretary of State of Nevada on March 2, 2009.
(10)	Material Contracts
10.1	Property purchase agreement between our company and GeoXplor Corp. dated June 12, 2009 (incorporated by reference from our Current Report on Form 8-K filed on June 18, 2009).

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Matthew Markin
Matthew Markin
President and Director

Date: August 10, 2009